Exhibit 99.1

ClearSign Technologies Corporation

Announces Closing of Public Offering

Underwriter Exercises Its Overallotment Option in Full

Tulsa, OK. June 1, 2022 –ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today announced the closing of its previously announced underwritten public offering of 4,186,000 shares of its common stock at a price to the public of $1.11 per share. The total offering includes 546,000 shares of the underwriter's exercise of its over-allotment which was exercised in full.

Gross proceeds to ClearSign from this offering are approximately $4,646,460 before deducting underwriting discounts, commissions and other offering expenses. ClearSign intends to use the net proceeds from the offering for working capital, research and development, marketing and sales, and general corporate purposes.

Newbridge Securities Corporation  acted as the sole book-running manager of the offering. Mitchell Silberberg & Knupp LLP acted as counsel to ClearSign and McGuireWoods LLP represented Newbridge Securities Corporation.

The shares described above were offered by ClearSign pursuant to a shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC").  Such shares were offered only by means of a prospectus. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the underwritten offering were filed with the SEC, and are available on the SEC’s website at http://www.sec.gov or by contacting Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, email: syndicate@newbridgesecurities.com, telephone: (877) 447-9625.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™, and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our planned use of proceeds from the underwritten offering, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com